UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2005

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Acton Street, Maynard, MA	01754
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 8, 2005, SeaChange International, Inc. adopted a policy that each of its non-employee directors would, on an annual basis, receive a grant of 10,000 restricted stock units (“Units”) pursuant to SeaChange’s 2005 Equity Compensation and Incentive Plan and an award of 10,000 Units was made to each of Messrs. Hoffmann, Olson and Vona and Ms. Cotton, SeaChange’s non-employee directors.

Also on December 8, 2005, SeaChange made awards of Units to the following of its executive officers:

Name	Title or Position	Number of Units
Steven Davi	Senior Vice President, Software Engineering	7,000
Ira Goldfarb	Senior Vice President, Sales	7,000
Yvette Kanouff	Senior Vice President of Strategic Planning and Business Development	7,000
Bruce Mann	Senior Vice President, Network Storage Engineering	7,000

Each Unit entitles the recipient to receive one share of SeaChange’s common stock, $.01 par value per share. The Units will vest, and the underlying common stock will concurrently issue, ratably over three years on an annual basis, with the first tranche to vest December 1, 2006. The form of Restricted Stock Unit Agreement is attached hereto as Exhibit 10.1.

All Units are subject to forfeiture of the unvested portion if the recipient’s service relationship with SeaChange terminates. When the shares underlying the Units are issued, they will be fully vested and will not be subject to any restrictions, other than any applicable securities laws.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:  /s/  William L. Fiedler

        William L. Fiedler

        Chief Financial Officer, Treasurer, Secretary

        and Senior Vice President, Finance and Administration

Dated: December 14, 2005

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement